                                  EXHIBIT 4.6

                                FIFTH AMENDMENT
                                      TO
                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of February 5, 1999 among LINDBERG CORPORATION, a Delaware corporation (the "Company"), various financial institutions (collectively, the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (successor by merger to Bank of America Illinois), as agent for the Banks (in such capacity, the "Agent").

	W I T N E S S E T H:
        - - - - - - - - - -

WHEREAS, the Company, the Agent and the Banks are parties to an Amended and Restated Credit Agreement dated as of April 28, 1994 (as heretofore amended, the "Credit Agreement"); and

WHEREAS, the Company has requested that the Credit Agreement be amended in certain respects.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINED TERMS.
            -------------
Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.
            ------------------------------
On the Effective Date (defined below), the amendments to the Credit Agreement set forth below shall be effective as of the Effective Date. On the Effective Date:

2.1 The definitions of "Commitment Termination Date" and "Guaranty" in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entireties as follows:

        Commitment Termination Date means December 31, 2001 (or such later
        ---------------------------
        date as may be set as the Commitment Termination Date pursuant to
        Section 2.14) or such other date on which the Commitments shall
        ------------
        terminate pursuant to Section 6 or 12.
                              ---------    --

        Guaranty means a Guaranty substantially in the form of Exhibit K.
        --------                                               ---------
                                      1

2.2	The following definition shall be added to Section 1.1 of the Credit
        Agreement in its appropriate alphabetical position:

        Incur means, with respect to any Debt, to incur, create, issue,
        -----
        assume, guaranty or otherwise become liable for or with respect to such Debt.

2.3 Section 2.1 of the Credit Agreement shall be amended by replacing the amount "$45,000,000" where it appears at the end of clauses (a) and
        (c)(y) of such Section with the amount "$70,000,000."

2.4	Section 6.1 of the Credit Agreement shall be amended by (i) changing the designation of Section 6.1.3 to Section 6.1.4 and (ii) inserting the following new Section 6.1.3:

        6.1.3   Mandatory Reductions of Commitments.
                -----------------------------------
        (a) On December 31, 2000, the Revolving Commitments shall, without any further action, automatically and permanently be reduced by $20,000,000; provided that (i) the amount of such scheduled
                          --------
             reduction shall be decreased by the aggregate amount of all reductions of the Revolving Commitments pursuant to
             Section 6.1.3(b) occurring prior to the date of such scheduled
             ----------------
             reduction and (ii) voluntary reductions of the Revolving Commitments pursuant to Section 6.1.2 shall not be applied to
                                     -------------
             reduce such scheduled reduction.

        (b) If, after February 5, 1999 but prior to December 31, 2000, the Company or any Subsidiary shall receive any Net Cash Proceeds from any event specified in Section 6.2.1(a) (i) through (iii),
                                         --------------------         -----
             the Revolving Commitments shall, without any further action, automatically and permanently be reduced by an amount equal to 100% of Net Cash Proceeds received by the Company or such Subsidiary from such event; provided that the aggregate amount of
                                         --------
             reductions to the Revolving Commitments pursuant to this
             Section 6.1.3(b) shall not exceed $20,000,000.
             ----------------

2.5	Section 6.2.1(a)(iii) shall be amended by deleting the word "issuance"
        where it appears and inserting in lieu thereof the word "Incurrence".

2.6 	Section 6.2.1 of the Credit Agreement shall be amended by inserting the words "or  6.1.3" after the word "Section 6.1.2" in clause (b)
                       -----                  -------------
        thereof.

2.7	Section 10.7(b) of the Credit Agreement shall be amended and restated
        in its entirety to read as follows:

        (b)  Debt.  Incur or suffer to exist any Funded Debt or Current Debt,
             ----
             except

                    (i)   Funded Debt under the Loan Documents,

                    (ii)  Funded Debt evidenced by the Senior Notes,

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                    (iii) Funded Debt secured by Liens permitted by the
                          provisions of clauses (iv), (v), (vi), (vii) and
                                        ------- ----  ---  ----  -----
                          (ix) of Section 10.7(a),
                          ----    ---------------

                    (iv) Funded Debt of any Subsidiary to the Company or any Subsidiary,

                    (v) Unsecured Funded Debt of the Company in an amount not to exceed $25,000,000 Incurred in a private placement with covenants no more restrictive to the Company than the covenants hereof, with a final maturity and a weighted average life to maturity at least one year after the Commitment Termination Date (provided that no Debt may be Incurred pursuant to
                           --------
                          this clause (v) if, immediately before or after
                               ----------
                          giving effect to the Incurrence thereof, an Event of Default or Unmatured Event of Default exists),

                    (vi)  Debt of the Company not otherwise permitted by this
                          Section 10.7(b) in an aggregate principal amount not
                          ---------------
                          to exceed $10,000,000 at any one time outstanding and

                    (vii) Debt listed under the heading "Continuing Debt" on
                          Exhibit H;
                          ---------

2.8	Section 10.7(k) of the Credit Agreement shall be amended and restated
        in its entirety to read as follows:

        (k)     Capital Expenditures.  Not, and not permit any Subsidiary to,
                --------------------
                make Capital Expenditures in Fiscal Year 1999 or in any Fiscal Year thereafter in an amount which exceeds 1.5 times the amount which appears in accordance with GAAP on the Company's consolidated balance sheet for such Fiscal Year opposite the line item "Depreciation" (it being understood that the Company and its Subsidiaries shall maintain the straight-line method of depreciation).

2.9	Section 10.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

        10.12   [Intentionally left blank]

2.10	The following Section 10.18 shall be added to the Credit Agreement:

        10.18  Further Assurances.   Take, and cause each Subsidiary to take,
               ------------------
               such actions as are necessary, or as the Agent or the Required Banks may reasonably request, from time to time to ensure that the obligations of the Company hereunder and under the other Loan Documents are guaranteed by all of the Subsidiaries, including without limitation by having each Subsidiary execute and deliver to the Agent a counterpart of the Guaranty. The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Subsidiary from the Guaranty: (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) upon the sale or disposition of the stock of such Subsidiary if such Subsidiary is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or
               (iii) if approved, authorized or ratified in writing by the Required Banks. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this
               Section 10.18.
               -------------

2.11    Schedule I to the Credit Agreement shall be amended by replacing the
        ----------
        amounts "$27,000,000", "$18,000,000" and "$45,000,000", respectively, under the column "Amount of Revolving Commitment" with the figures "$42,000,000", "$28,000,000" and "$70,000,000", respectively.

2.12	Exhibit C to the Credit Agreement shall be amended by (i) deleting therefrom the references to Harris Metals, Inc. and Impact Industries, Inc. and (ii) adding thereto the following:

        Impind, Inc. (Delaware) - 100% of the stock of which is owned by Lindberg Corporation

        TiCorm, Inc. (California) - 100% of the stock of which is owned by Lindberg Corporation

        Fabriform Metal Brazing, Inc. (California) - 100% of the stock of which is owned by Lindberg Corporation

        Industrial Steel Treating Co. (California) - 100% of the stock of which is owned by Lindberg Corporation

        Merrell Enterprises, Inc. (California) - 100% of the stock of which is owned by Lindberg Corporation

        Houston Heat Treating Company (Texas) - 100% of the stock of which is owned by Lindberg Corporation

        Quality Heat-Treat, Inc. (Texas) - 100% of the stock of which is owned by Lindberg Corporation

2.13	Exhibit K to the Credit Agreement shall be replaced by Exhibit K hereto.

SECTION 3.  CONDITIONS PRECEDENT.
            --------------------

The amendments to the Credit Agreement set forth in Section 2 of this
                                                    ---------
Amendment shall become effective on such date (the "Effective Date") when the following conditions precedent have been satisfied:

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3.1     Receipt of Documents.  The Agent shall have received all of the
        --------------------
        following, each duly executed and dated the date hereof, and each in a sufficient number of signed counterparts to provide one to each Bank:

        (a)  Amendment.  An original of this Amendment duly executed by the
             ---------
             Company and each Bank.

        (b)  Revolving Note.  A Revolving Note executed by the Company payable
             --------------
             to the order of each Bank in an aggregate principal amount equal to the maximum Revolving Loan Commitment of such Bank (collectively, the "New Notes").

        (c)  Guaranty.  Counterparts of a Guaranty in substantially the form
             --------
             of Exhibit K hereto (the "Guaranty") executed by each Subsidiary of the Company.

        (d)  Company Resolutions.  A copy, certified by the secretary or an
             -------------------
             assistant secretary of the Company, of resolutions of the Board of Directors of the Company authorizing or ratifying the execution and delivery of this Amendment and the New Notes and the borrowings under the Credit Agreement, as amended hereby.

        (e)  Company Incumbency and Signatures.  A certificate of the
             ---------------------------------
             secretary or an assistant secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Amendment and the New Notes, together with a sample of the true signature of each such officer.

        (f)  Subsidiary Resolutions.  A copy, certified by the secretary or an
             ----------------------
             assistant secretary of each Subsidiary, of resolutions of the Board of Directors of such Subsidiary authorizing or ratifying the execution and delivery of the Guaranty.

        (g)  Subsidiary Incumbency and Signatures.  A certificate of the
             ------------------------------------
             secretary or an assistant secretary of each Subsidiary certifying the names of the officer or officers of such Subsidiary authorized to sign the Guaranty, together with a sample of the true signature of each such officer.

        (h)  Certificate.  A certificate, dated the Effective Date and signed
             -----------
             by a duly authorized representative of the Company, as to the matters set forth in Section 3.2, in form and substance
                                  -----------
             satisfactory to the Agent.

        (i)  Other.  Such other documents as the Agent or any Bank may
             -----
             reasonably request.

3.2     Warranties True and Absence of Defaults.  (i) No Event of Default or
        ---------------------------------------
        Unmatured Event of Default shall have occurred and shall be continuing as of the Effective Date (after

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        giving effect to this Amendment) and (ii) the warranties set forth in the Credit Agreement and each other Loan Document shall be true and correct in all material respects with the same effect as if made on the Effective Date.

3.3     Amendment Fee.  The Agent shall have received for the account of the
        -------------
        Banks (pro rata according to each Bank's Total Percentage) an amend-ment fee of $25,000.

SECTION 4.  MISCELLANEOUS.
            -------------

4.1	Governing Law.  This Amendment shall be a contract made under and
        -------------
        governed by the internal laws of the State of Illinois.

4.2	Counterparts.  This Amendment may be executed in any number of
        ------------
        counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

4.3     References to Credit Agreement.  Except as amended hereby, the Credit
        ------------------------------
        Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in any Note or other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.

4.4     Waiver.  The Banks hereby waive the Event of Default caused by the
        ------
        Company's failure to comply with Section 10.7(k) of the Credit Agree-ment (as in effect prior to the effectiveness of this Amendment) for Fiscal Year 1998.

                           [signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                LINDBERG CORPORATION

                                By:    /s/  Stephen S. Penley
                                       ----------------------
                                Title:  Senior Vice President


                                BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS ASSOCIATION, as Agent

                                By:    /s/  David A. Johanson
                                       ----------------------
                                Title:  Vice President


                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS, as a Bank

                                By:    /s/  David A. Stang
                                       -------------------
                                Title:  Vice President


                                HARRIS TRUST AND SAVINGS BANK, as a Bank

                                By:    /s/  M. James Barry III
                                       -----------------------
 				Title:  Vice President

                                   EXHIBIT K

                                   GUARANTY

THIS GUARANTY dated as of February 5, 1999, is executed in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (individually and as Agent) and the other Banks parties to the Credit Agreement referred to below.

	W I T N E S S E T H:
        - - - - - - - - - -

WHEREAS, Lindberg Corporation (the "Company") has entered into an
Amended and Restated Credit Agreement dated as of April 29, 1994 (as amended or otherwise modified from time to time, the "Credit Agreement") with Bank of America National Trust and Savings Association (successor to Continental Bank, N.A.), individually and as agent (in its capacity as agent, together with any successor in such capacity, the "Agent") and the various financial institutions from time to time party to the Credit Agreement (together with their respective successors and assigns, the "Banks"), pursuant to which the Banks have agreed to make loans to, and issue or participate in letters of credit for the account of, the Company; and

WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby jointly and severally unconditionally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Company to each of the Banks and the Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including (without limitation) all obligations which arise out of or in connection with the Credit Agreement, the Notes (as defined in the Credit Agreement), any other Loan Document (as defined in the Credit Agreement) or any Hedging Agreement (as defined in the Credit Agreement), in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Liabilities"); provided,
                                                                 --------
however, that the liability of each of the undersigned hereunder shall be
-------
limited to the maximum amount of the Liabilities which such undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law (plus all costs and expenses paid or incurred by the Agent or any Bank in enforcing this Guaranty against such undersigned).

Each of the undersigned agrees that, in the event of the dissolution or insolvency of the Company or any undersigned, or the inability or failure of the Company or any undersigned to pay debts as they become due, or an assignment by the Company or any undersigned for the benefit of creditors, or the occurrence of any other Event of Default (as defined in the Credit

Agreement) under Section 12.1.4 of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Agent for the account of the Banks forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

To secure all obligations of each of the undersigned hereunder, the Agent and each Bank shall have a lien on and security interest in and may, without demand or notice of any kind, at any time and from time to time when any Unmatured Event of Default under Section 12.1.4 of the Credit Agreement or any Event of Default under the Credit Agreement exists, appropriate and apply toward the payment of such amount, in such order of application as the Agent or the Banks may elect, any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Agent or such Bank and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent or such Bank or any agent or bailee for the Agent or such Bank.

This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect
(notwithstanding, without limitation, the dissolution of any of the undersigned or that at any time or from time to time no Liabilities are outstanding) until all Commitments (as defined in the Credit Agreement) have terminated and all Liabilities have been paid in full.

The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Agent or any Bank to any of the Liabilities is or must be rescinded or returned by the Agent or such Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Bank, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Bank had not been made.

The Agent or any Bank may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Agent or such Bank shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

Any amounts received by the Agent or any Bank from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities; and, notwithstanding any payments made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of the Agent or any Bank until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Agent and the Banks shall have received payment of the full amount of all liabilities of the undersigned hereunder.

Each of the undersigned hereby expressly waives: (a) notice of the acceptance by the Agent or any Bank of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities and
(e) any claim or right which such undersigned may now have or hereafter acquire against the Company or any other person or entity that arises from the existence, payment, performance or enforcement of the obligations of such undersigned under this Guaranty, including (without limitation) any right of subrogation, reimbursement, restitution, exoneration, contribution or indemnification.

Each of the undersigned further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Agent or any Bank in endeavoring to collect the Liabilities of such undersigned, or any part thereof, and in enforcing this Guaranty against such undersigned.

The creation or existence from time to time of additional Liabilities to the Agent or the Banks or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Agent or the Banks or the obligations of the undersigned under this Guaranty, including each of the undersigned's guaranty of such additional Liabilities.

The Agent and any Bank may from time to time, in accordance with
Section 14.9 of the Credit Agreement, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Bank.

No delay on the part of the Agent or any Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Agent or the Banks except as expressly set forth in a writing duly signed and delivered on behalf of the Agent. No action of the Agent or any Bank permitted hereunder shall in any way affect or impair the rights of the Agent or any Bank or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Agent or any Bank arising under or in connection with the Credit Agreement, any Note, any other Loan Document or any Hedging Agreement, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Agent and (b) the Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Banks. All payments by the undersigned pursuant to this Guaranty shall be made to the Agent for the ratable benefit of the Banks.

This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is either a partnership or a corporation, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT,

SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OF THE UNDERSIGNED HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH UNDERSIGNED HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

EACH OF THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                               IMPIND, INC.

                                               By: /s/  Stephen S. Penley
                                                   ----------------------
Address:    6133 N. River Road, Suite 700      Title:  Vice President
            Rosemont, Illinois  60018
Facsimile:  847/823-0795


                                               TICORM, INC.

                                               By: /s/  Stephen S. Penley
                                                   ----------------------
Address:    6133 N. River Road, Suite 700      Title:  Vice President
            Rosemont, Illinois  60018
Facsimile:  847/823-0795


                                               FABRIFORM METAL BRAZING, INC.

                                               By: /s/  Stephen S. Penley
                                                   ----------------------
Address:    6133 N. River Road, Suite 700      Title:  Vice President
            Rosemont, Illinois  60018
Facsimile:  847/823-0795


                                               INDUSTRIAL STEEL TREATING CO.

                                               By: /s/  Stephen S. Penley
                                                   ----------------------
Address:    6133 N. River Road, Suite 700      Title:  Vice President
            Rosemont, Illinois  60018
Facsimile:  847/823-0795


                                               MERRELL ENTERPRISES, INC.

                                               By: /s/  Stephen S. Penley
                                                   ----------------------
Address:    6133 N. River Road, Suite 700      Title:  Vice President
            Rosemont, Illinois  60018
Facsimile:  847/823-0795

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
                                               HOUSTON HEAT TREATING COMPANY

                                               By: /s/  Stephen S. Penley
                                                   ----------------------
Address:    6133 N. River Road, Suite 700      Title:  Vice President
            Rosemont, Illinois  60018
Facsimile:  847/823-0795


                                               QUALITY HEAT-TREAT, INC.

                                               By: /s/  Stephen S. Penley
                                                   ----------------------
Address:    6133 N. River Road, Suite 700      Title:  Vice President
            Rosemont, Illinois  60018
Facsimile:  847/823-0795


                                    Signature page to the Guaranty dated
                                    as of February 5, 1999, as amended, in
                                    favor of Bank of America National
                                    Trust and Savings Association,
                                    individually and as Agent, and the
                                    other Banks referred to therein.

                                    The undersigned is executing a
                                    counterpart hereof for purposes of
                                    becoming a party hereto:


                                    [-----------------]


                                    By:
                                       --------------------------
Address:                            Its:

Facsimile:

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